SCHEDULE 14A/A
                         (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                      SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

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Filed by a Party other than the Registrant   __
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__   Preliminary Proxy Statement         __  Confidential, for
                                            Use of the Commission Only
                                            (as permitted by Rule
                                            14a-6(e)(2))
__   Definitive Proxy Statement
X    Definitive Additional Materials
__   Soliciting Material Under Rule 14a-12

                        ISHARES, INC.
           (Name of Registrant as Specified in Its Charter)

              (Name of Person(s) Filing Proxy Statement,
                   if other than the Registrant)

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X    No fee required.
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     14a-6(i)(1) and 0-11.

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<PAGE BREAK>

                         **SPECIAL ATTENTION**

           Your vote is very important.  In order to avoid the
        additional expense of further solicitations to shareholders of the iShares MSCI Canada, Japan and United Kingdom Index
          Funds, we ask that you please sign, date and mail the
                       enclosed PROXY CARD today.



                              iShares, Inc.
                      (Formerly WEBS Index Fund, Inc.)
                           400 Bellevue Parkway
                           Wilmington, DE 19809
                              (800) 474-2737



Dear Shareholders:

You should have received WEBS Index Fund, Inc.'s (now iShares, Inc.) proxy materials for its Special Meeting of Shareholders. As previously announced, the Special Meeting was originally scheduled for May 5, 2000 and was adjourned on three occasions because the necessary quorum to transact business with respect to Proposal Nos. 2, 3 and 4 was not achieved. While the meeting will reconvene at 11:00 a.m. (Eastern time) on , June 9, 2000, a quorum may not be achieved at that time and we may have to adjourn the meeting again. IT IS THEREFORE VERY IMPORTANT THAT WE RECEIVE YOUR VOTE TODAY TO AVOID THE ADDITIONAL EXPENSE OF FURTHER ADJOURNMENTS AND SOLICITATIONS TO SHAREHOLDERS OF THE ISHARES MSCI CANADA, JAPAN AND UNITED KINGDOM INDEX FUNDS. PLEASE RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

WE ASK THAT YOU SIMPLY SIGN, DATE AND MAIL THE ENCLOSED
PROXY CARD AS SOON AS POSSIBLE.  A POSTAGE PREPAID ENVELOPE
IS ENCLOSED FOR YOUR CONVENIENCE.

Thank you for your vote.

Respectfully,


/s/Nathan Most
Nathan Most
President